UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783

(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

The Hartford Financial Services Group, Inc.
Hartford Plaza
Hartford, Connecticut	06115-1900

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Named Executive Officer Compensation
The chief executive officer and the four other most highly compensated executive officers (together, the “named executive officers”) of The Hartford Financial Services Group, Inc. (the “Company”) receive (i) annual cash compensation in the form of base salaries and incentive compensation and (ii) long-term incentive awards in the form of stock options, performance shares, restricted stock and restricted stock units. For 2005, the Company’s named executive officers were Ramani Ayer, Chairman, President and Chief Executive Officer; Thomas M. Marra, Executive Vice President; David K. Zwiener, Executive Vice President; David M. Johnson, Executive Vice President and Chief Financial Officer; and Neal S. Wolin, Executive Vice President and General Counsel.
The Compensation and Personnel Committee (the “Committee”) of the Company’s Board of Directors oversees and reviews the Company’s executive compensation policies and programs and approves the form and amount of compensation to be paid to executive officers. Each of the members of the Committee is independent of the Company and its management under the standards set forth in the Company’s Corporate Governance Guidelines and in accordance with the requirements of the listing standards of the New York Stock Exchange.
     2005 Cash Incentive Award Criteria
The named executive officers participate in an annual incentive program under which a maximum annual incentive award for each named executive officer is determined by reference to an incentive pool of funds. The total incentive pool was equal to 1.0% of total Company operating income for 2005 as defined by the Committee (the “Incentive Pool”). Relative to the Incentive Pool, the Committee determined that the maximum annual incentive award payable to each named executive officer was to be the lesser of: (1) the percentage of the Incentive Pool allocated to him identified below or (2) 300% of his annual bonus target in effect at the beginning of 2005. The percentage of the Incentive Pool allocated to Mr. Ayer was 30%. The percentage of the Incentive Pool allocated to each of Messrs. Marra and Zwiener was 20%. The percentage of the Incentive Pool allocated to each of Messrs. Johnson and Wolin was 15%. The actual annual incentive award granted to a participant is determined by the Committee, which retains negative discretion to reduce or eliminate (but not increase) an award to any named executive officer based on its evaluation of the named executive officer’s performance. In determining the actual award payable to each named executive officer, the Committee reviews business performance criteria such as operating earnings and return on equity pertaining to the particular named executive officer as well as individual performance against key strategic leadership objectives established at the beginning of the performance period. The Committee generally reviews and makes annual incentive compensation awards in February of each year.

     2006 Cash Incentive Award Criteria
The Committee has determined that the Incentive Pool for 2006 will be 1.0% of total Company operating income for 2006 (the “2006 Incentive Pool”). Relative to the 2006 Incentive Pool, the Committee determined that the maximum annual incentive award payable to each named executive officer will be the lesser of: (1) the percentage of the 2006 Incentive Pool allocated to him identified below or (2) 300% of his annual incentive target established by the Committee at the beginning of the performance period. No individual annual incentive award may exceed $5,000,000. The percentage of the 2006 Incentive Pool allocated to the Chief Executive Officer will be 30%, 20% of the 2006 Incentive Pool will be allocated to each of the two highest paid executive officers other than the Chief Executive Officer, and 15% of the 2006 Incentive Pool will be allocated to each of the next two highest paid executive officers. The actual annual incentive award granted to a participant will be determined by the Committee, which will retain negative discretion to reduce or eliminate (but not increase) an award to any named executive officer based on its evaluation of business performance criteria such as operating earnings and return on equity as well as the named executive officer’s performance against key strategic leadership objectives.
Achievement of Performance Objectives for the January 1, 2003 — December 31, 2005 Performance Period
On February 20, 2003, the Committee granted executives of the Company the opportunity to earn shares of common stock of the Company contingent on the Company achieving one or more performance objectives over the January 1, 2003 — December 31, 2005 performance period (the “2003 Performance Shares”). On February 15, 2006, based on the Company’s performance relative to the pre-established performance objectives, the Committee determined to award a maximum payout amount to each participant. The Committee in its sole discretion has elected to pay such awards entirely in cash to those executives meeting applicable Company common stock ownership guidelines.
Under the terms of the 2003 Performance Share awards, for recipients working in the Company’s corporate function, including Messrs. Ayer, Johnson and Wolin, there were two equally weighted performance objectives that were measured over the performance period: (i) total Company operating income and (ii) total Company average return on equity. For award recipients working in the Company’s life insurance operations, including Mr. Marra, there were two equally weighted performance objectives measured over the performance period: (i) life insurance company operating income and (ii) life insurance company average return on equity. For award recipients working in the Company’s property and casualty insurance operations, including Mr. Zwiener, there were two equally weighted performance objectives measured over the performance period: (i) property & casualty insurance company operating income and (ii) property & casualty insurance company average return on equity.
Information regarding the 2003 Performance Share payouts to each named executive officer is set forth on Exhibit 10.1 attached hereto and incorporated herein by reference.

     Annual Cash Compensation and Long-Term Incentive Awards
Set forth on Exhibit 10.1 attached hereto and incorporated herein by reference is information for each named executive officer relating to: (i) the cash incentive award in respect of the year ended December 31, 2005, (ii) base salary information for 2005 and 2006, (iii) long-term incentive awards granted during the year ended December 31, 2005, and (iv) long-term incentive award determinations made by the Committee on February 15, 2006.
The Company intends to provide additional information regarding other compensation awarded to the named executive officers in respect of and during the year ended December 31, 2005 in the proxy statement for its 2006 Annual Meeting of Shareholders.
Non-Employee Director Compensation
On February 16, 2006, the Board of Directors approved modifications to the compensation of the Company’s non-employee directors. A summary of the Company’s non-employee director compensation for the 2006-2007 board year is set forth on Exhibit 99.2 attached hereto and is incorporated herein by reference.
The Company intends to provide additional information regarding other compensation awarded to the non-employee directors in respect of and during the year ended December 31, 2005 in the proxy statement for its 2006 Annual Meeting of Shareholders.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Named Executive Officer Compensation

10.2	Non-Employee Director Compensation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Date: February 17, 2006	By:	/s/ Neal S. Wolin
		Name:	Neal S. Wolin
		Title:	Executive Vice President and General Counsel